Exhibit 99(e)
KEYCORP STUDENT LOAN TRUST 2005-A
OFFICERS’ CERTIFICATE (ISSUER)

JPMorgan Chase Bank, N.A., IT	KeyBank National Association
4 New York Plaza, 6th Floor	800 Superior Ave, 4th Floor
New York, NY 10004-2477	Cleveland, Ohio 44114
Attn: WSS Structured Finance Services	ATTN: President, KER
Phone: (212) 623-5430	Phone: (216) 828-9342
Fax: (212) 623-5991	Fax: (216) 828-9301
Pursuant to Section 3.09 of the Indenture between KeyCorp Student Loan Trust 2005-A, as Issuer, and JPMorgan Chase Bank, N.A as Indenture Trustee, dated November 1, 2005, the undersigned hereby certifies that (i) a review of the activities of the Issuer during the calendar year 2005, and of its performance under the Indenture has been made, and (ii) to the best of our knowledge, based on such review, the Issuer has complied with all conditions and covenants under the Indenture throughout such period.

KEYCORP STUDENT LOAN TRUST 2005-A,

	By:	KeyBank National Association
as Administrator

Date: March 24, 2006		By:	/s/ Daniel G. Smith

		Name:	Daniel G. Smith
		Title:	Senior Vice President

		By:	/s/ Krista C. Neal

		Name:	Krista C. Neal
		Title:	Vice President